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                 Exhibit 23.2 Consent of Davis, Sita & Company


                             Davis, Sita & Company


To:      Board of Directors of View Systems, Inc.

         We hereby consent to the inclusion in amended Form 10K-SB/A of our report dated June 2, 2000 related to the financial statements of Eastern Tech Manufacturing Corp., Inc. for the years ended June 30, 1999 and 1997.


                                             /s/ Davis, Sita & Company


Baltimore, Maryland
June 26, 2000